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                                                                     EXHIBIT 3.4



                        FORM OF CERTIFICATE OF AMENDMENT
                                       OF
            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            VITAMINSHOPPE.COM, INC.
                         PURSUANT TO SECTION 242 OF THE
                        DELAWARE GENERAL CORPORATION LAW


     VITAMINSHOPPE.COM, INC., a Delaware corporation (the "Corporation"), in order to amend its Second Amended and Restated Certificate of Incorporation, hereby certifies as follows:

     FIRST:    The name of the Corporation is: VitaminShoppe.com, Inc.

     SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 19, 1999, which was amended and restated by an Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on July 9, 1999, which was amended and restated by a Second Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on July 23, 1999.

     THIRD: The amendments to the Corporation's Second Amended and Restated Certificate of Incorporation set forth herein were duly adopted by the Corporation's Board of Directors and shareholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: The Corporation hereby amends its Second Amended and Restated Certificate of Incorporation by deleting the second sentence of Section Fifth thereof in its entirety and inserting in its place the following:

               "The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient, then if such fraction is one-third, the extra director shall be a member of a class designated by the Board of Directors and if the fraction is two thirds, each extra director shall be a member of a different class, as designated by the Board of Directors."



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     FIFTH:    The Corporation hereby amends its Second Amended and Restated
               Certificate of Incorporation by deleting the Section Fifth(g) thereof in its entirety and inserting in its place the following:

               "Intentionally Omitted."

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as the act and deed of the corporation, and affirms that the
statements made herein are true under the penalties of perjury, this    day of
September, 1999.

                                        VITAMINSHOPPE.COM, INC.


                                        By:
                                           ------------------------------------
                                           Name: Larry M. Segall
                                           Title: Chief Financial Officer,
                                           Treasurer and Secretary





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